Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital, Ltd., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitute and appoint John R. Erickson, Richard E. Konzmann, Samuel A. Flax and Cydonii V. Fairfax and each of them (with full power to each of them to act alone), his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his/her hand and seal, as of the date specified.

AMERICAN CAPITAL, LTD.

Date: January 30, 2014	By:	/s/ Malon Wilkus
Malon Wilkus Chairman and Chief Executive Officer

Signature	Title	Date

/s/ Malon Wilkus	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	January 30, 2014
Malon Wilkus

/s/ John R. Erickson	President, Structured Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	January 30, 2014
John R. Erickson

/s/ Mary C. Baskin	Director	January 30, 2014
Mary C. Baskin

/s/ Neil M. Hahl	Director	January 30, 2014
Neil M. Hahl

/s/ Philip R. Harper	Director	January 30, 2014
Philip R. Harper

/s/ Stan Lundine	Director	January 30, 2014
Stan Lundine

/s/ Susan K. Nestegard	Director	January 30, 2014
Susan K. Nestegard

/s/ Kenneth D. Peterson, Jr.	Director	January 30, 2014
Kenneth D. Peterson, Jr.

/s/ Alvin N. Puryear	Director	January 30, 2014
Alvin N. Puryear